UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 6, 2007 (May 31, 2007)
GAYLORD ENTERTAINMENT COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-13079	73-0664379

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Gaylord Drive Nashville, Tennessee		37214

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (615) 316-6000

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01. COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.
     On May 31, 2007, Gaylord Entertainment Company’s (the “Company”) wholly-owned subsidiary, Gaylord Hotels, Inc. (“Gaylord Hotels”) completed the sale of 43,333 common units of Bass Pro Group, LLC (“Bass Pro Group”), representing all of the interests of the Company and its affiliates in Bass Pro Group, to Bass Pro Group for a purchase price of $222,000,000, pursuant to the terms of a previously-filed Common Unit Repurchase Agreement dated as of April 3, 2007 (the “Bass Pro Repurchase Agreement”). The purchase price was paid in cash in full at closing. The Company’s Chief Executive Officer formerly served as a member of the board of managers of Bass Pro Group but resigned upon consummation of the sale.
     Following the closing of the sale of our interest in Bass Pro Group, on May 31, 2007, the Company’s wholly-owned indirect subsidiary, ResortQuest International, Inc. (“RQI”), completed the sale of all of the equity interests of RQI Holdings, LLC (f/k/a RQI Holdings, Ltd.) and ResortQuest Real Estate of Hawaii, LLC (f/k/a ResortQuest Real Estate of Hawaii, Inc.) to Vacation Holdings Hawaii, Inc., an affiliated company of Interval International (“Vacation Holdings”), pursuant to the terms of a previously-filed Stock Purchase Agreement dated as of April 18, 2007 (the “ResortQuest Hawaii Purchase Agreement”), by and among the Company, RQI, Vacation Holdings and Interval Acquisition Corp. The purchase price paid by Vacation Holdings was $109,125,000, prior to giving effect to a purchase price adjustment based on the working capital of the acquired entities as of the closing. The purchase price was paid in cash in full at closing. The Company retained its 19.9% ownership interest in RHAC Holdings, LLC and its 18.1% ownership interest in Waipouli Holdings LLC, which ownership interests were excluded from this transaction.
     Thereafter, on June 1, 2007, the Company and Gaylord Hotels entered into a Stock Purchase Agreement dated as of June 1, 2007 (the “ResortQuest Mainland Purchase Agreement”) with BEI-RZT Corporation, a subsidiary of Leucadia National Corporation (“BEI-RZT”). Pursuant to the terms of the ResortQuest Mainland Purchase Agreement, Gaylord Hotels completed the sale of all of the capital stock of RQI to BEI-RZT on June 1, 2007. The purchase price paid by BEI-RZT was $35,000,000, prior to giving effect to certain purchase price adjustments, including a purchase price adjustment based on the working capital of RQI as of the closing. The purchase price was paid by the delivery of a four-year promissory note in the principal amount of $8,000,000 bearing interest at the annual rate of 10%, and the balance of the purchase price was paid in cash at closing.

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
     In connection with the consummation of the transactions contemplated by the ResortQuest Hawaii Purchase Agreement and the ResortQuest Mainland Purchase Agreement, Mark Fioravanti was reassigned, effective as of June 1, 2007, from his position as the Company’s Executive Vice President and President, ResortQuest to serve as the Company’s Senior Vice President, Investor Relations.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
                (b) Pro Forma Financial Information
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR
GAYLORD ENTERTAINMENT COMPANY
As described above, on May 31, 2007, the Company consummated the transactions contemplated by the Bass Pro Repurchase Agreement and the ResortQuest Hawaii Purchase Agreement, and on June 1, 2007, the Company consummated the transactions contemplated by the ResortQuest Mainland Purchase Agreement (the transactions contemplated by the Bass Pro Repurchase Agreement, the ResortQuest Hawaii Purchase Agreement and the ResortQuest Mainland Purchase Agreement are hereinafter referred to as the “Dispositions”).
The unaudited pro forma condensed consolidated financial information shown below is based on audited and unaudited historical financial statements of the Company. The unaudited pro forma financial information presented reflects the estimated pro forma effects of the Dispositions.
Three unaudited pro forma condensed consolidated financial statements are included herein, as follows:
•	An unaudited pro forma condensed consolidated balance sheet as of March 31, 2007, giving effect to the Dispositions as if they occurred on March 31, 2007.

•	An unaudited pro forma condensed consolidated statement of operations for the three months ended March 31, 2007, giving effect to the Dispositions as if they had occurred on January 1, 2006.

•	An unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2006, giving effect to the Dispositions as if they had occurred on January 1, 2006.
The unaudited pro forma condensed consolidated financial statements include specific assumptions and adjustments related to the Dispositions. These pro forma adjustments have been made to illustrate the anticipated financial effect of the Dispositions. The adjustments are based upon available information and assumptions that we believe are reasonable as of the date of this filing. However, actual adjustments may differ materially from the information presented. Some decisions regarding the use of sale proceeds have not been made yet. Assumptions underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the unaudited pro forma condensed consolidated financial statements. These pro forma condensed consolidated statements of operations do not include the anticipated gain on the Dispositions of approximately $108 million.
The unaudited pro forma condensed consolidated financial information presented herein is for informational purposes only. It is not intended to represent or be indicative of the consolidated results of operations or financial position that would have been reported had the Dispositions been completed as of the dates presented. The information is not representative of future results of operations or financial position.

GAYLORD ENTERTAINMENT COMPANY AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
MARCH 31, 2007
(In thousands)

		Sale of		Sale of		Sale of
		ResortQuest		ResortQuest		Investment in		Pro Forma
	Historical	Mainland		Hawaii		Bass Pro		As Adjusted
ASSETS
Current assets:
Cash and cash equivalents — unrestricted	$36,515	$725	(a)	$109,295	(a)	$221,561	(a)	$361,624
		(4,335	)(c)	(2,137	)(c)
Cash and cash equivalents — restricted	24,191	(19,376	)(c)	(3,677	)(c)			1,138
Short term investments	392,124							392,124
Trade receivables, less allowance of historical and pro forma as adjusted of $889 and $449, respectively	54,549	(6,761	)(c)	(390	)(c)			47,398
Estimated fair value of derivative assets	218,703							218,703
Deferred financing costs	3,831							3,831
Other current assets	37,822	(7,168	)(c)	(3,622	)(c)			27,032

Total current assets	767,735	(36,915)		99,469		221,561		1,051,850

Property and equipment, net of accumulated depreciation	1,754,272	(24,715	)(c)	(2,295	)(c)			1,727,262
Intangible assets, net of accumulated amortization	21,528	(13,782	)(c)	(7,541	)(c)			205
Goodwill	87,458	(42,267	)(c)	(38,276	)(c)			6,915
Indefinite lived intangible assets	28,254	(20,080	)(c)	(6,694	)(c)			1,480
Investments	82,282					(78,145	)(c)	4,137
Long-term deferred financing costs	17,274							17,274
Other long-term assets	18,236	8,000	(b)					20,420
		(4,165	)(c)	(1,651	)(c)

Total assets	$2,777,039	$(133,924)		$43,012		$143,416		$2,829,543

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt and capital lease obligations	$2,293							2,293
Secured forward exchange contract	613,054							613,054
Accounts payable and accrued liabilities	235,549	(61,403	)(c)	(7,512	)(c)			171,364
		—	(d)	1,165	(d)	3,565	(d)
Deferred income taxes	56,648	(473	)(c)	(735	)(c)	418	(c)	88,851
		(57,748	)(e)	33,607	(e)	57,134	(e)
Current liabilities of discontinued operations	592							592

Total current liabilities	908,136	(119,624)		26,525		61,117		876,154

Long-term debt and capital lease obligations, net of current portion	873,961							873,961
Deferred income taxes	89,184	(13,150	)(c)	(255	)(c)	(5,946	)(c)	69,833
Estimated fair value of derivative liabilities	1,605							1,605
Other long-term liabilities	95,700	(3,610	)(c)	(97	)(c)			91,993
Long-term liabilities of discontinued operations	237							237
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $.01 par value, 100,000 shares authorized, no shares issued or outstanding	—							—
Common stock, $.01 par value, 150,000 shares authorized, 40,910 shares issued and outstanding, respectively	409							409
Additional paid-in capital	701,384							701,384
Retained earnings	122,311	2,460	(f)	16,839	(f)	88,245	(f)	229,855
Accumulated other comprehensive loss	(15,888)							(15,888)

Total stockholders’ equity	808,216	2,460		16,839		88,245		915,760

Total liabilities and stockholders’ equity	$2,777,039	$(133,924)		$43,012		$143,416		$2,829,543

GAYLORD ENTERTAINMENT COMPANY
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

(a)	Reflects the cash proceeds received in connection with the Dispositions, net of transaction costs and estimated working capital adjustments.

(b)	Reflects a note receivable due from BEI-RZT pursuant to the terms of the ResortQuest Mainland Purchase Agreement.

(c)	Reflects the elimination of all assets and liabilities of the Dispositions.

(d)	Reflects income taxes payable on the Dispositions.

(e)	Reflects the (creation) use of net operating loss carryforwards as a result of the Dispositions.

(f)	Reflects the gain (loss) recognized from the Dispositions, net of taxes and transaction costs.

GAYLORD ENTERTAINMENT COMPANY AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2007
(In thousands, except per share data)

		Sale	Sale	Sale of
		of ResortQuest	of ResortQuest	Investment in	Pro Forma	Pro Forma
	Historical	Mainland (a)	Hawaii (a)	Bass Pro (b)	Adjustments (c)	As Adjusted
REVENUES	$239,841	$(39,751)	$(17,742)	$—		$182,348

OPERATING EXPENSES:
Operating costs	151,999	(31,606)	(11,859)	—		108,534
Selling, general and administrative	50,702	(8,315)	(1,588)	—		40,799
Preopening costs	2,945	—	—	—		2,945
Depreciation and amortization	21,861	(2,023)	(400)	—		19,438

Operating income	12,334	2,193	(3,895)	—		10,632

INTEREST EXPENSE, NET OF AMOUNTS CAPITALIZED	(18,778)	1	—	—		(18,777)
INTEREST INCOME	663	(116)	(30)	—		517
UNREALIZED LOSS ON VIACOM AND CBS STOCK	(2,789)	—	—	—		(2,789)
UNREALIZED GAIN ON DERIVATIVES	9,569	—	—	—		9,569
LOSS FROM UNCONSOLIDATED COMPANIES	(1,918)	—	—	1,376		(542)
OTHER GAINS AND (LOSSES), NET	5,680	181	2	—		5,863

Income before provision for income taxes	4,761	2,259	(3,923)	1,376		4,473

PROVISION FOR INCOME TAXES	1,297				(718)	579

Income from continuing operations	$3,464	$2,259	$(3,923)	$1,376	$718	$3,894

INCOME PER SHARE:
Basic income from continuing operations	$0.08					$0.10

Diluted income from continuing operations	$0.08					$0.09

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	40,802					40,802
Diluted	42,112					42,112

GAYLORD ENTERTAINMENT COMPANY AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2006
(In thousands, except per share data)

		Sale	Sale	Sale of
		of ResortQuest	of ResortQuest	Investment in	Pro Forma	Pro Forma
	Historical	Mainland (a)	Hawaii (a)	Bass Pro (b)	Adjustments (c)	As Adjusted
REVENUES	$947,922	$(158,724)	$(66,926)	$—		$722,272

OPERATING EXPENSES:
Operating costs	618,455	(128,596)	(47,180)	—		442,679
Selling, general and administrative	194,189	(33,208)	(7,225)	—		153,756
Preopening costs	7,174	—	—	—		7,174
Impairment and other charges	110,710	(107,778)	(2,932)	—		—
Depreciation and amortization	85,840	(9,082)	(1,690)	—		75,068

Operating (loss) income	(68,446)	119,940	(7,899)	—		43,595

INTEREST EXPENSE, NET OF AMOUNTS CAPITALIZED	(71,719)	(716)	(38)	—		(72,473)
INTEREST INCOME	3,135	(960)	(87)	—		2,088
UNREALIZED GAIN ON VIACOM AND CBS STOCK	38,337	—	—	—		38,337
UNREALIZED LOSS ON DERIVATIVES	(16,618)	—	—	—		(16,618)
INCOME (LOSS) FROM UNCONSOLIDATED COMPANIES	10,565	—	—	(12,252)		(1,687)
OTHER GAINS AND (LOSSES), NET	9,469	(59)	(6,130)	—		3,280

Loss before benefit for income taxes	(95,277)	118,205	(14,154)	(12,252)		(3,478)

BENEFIT FOR INCOME TAXES	(12,445)				5,013	(7,432)

Loss (income) from continuing operations	(82,832)	118,205	(14,154)	(12,252)	(5,013)	3,954

LOSS PER SHARE:
Basic (loss) income from continuing operations	$(2.04)					$0.10

Diluted (loss) income from continuing operations	$(2.04)					$0.10

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	40,569					40,569
Diluted	40,569					40,569

GAYLORD ENTERTAINMENT COMPANY
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF
OPERATIONS

(a)	Reflects the elimination of all revenues and expenses of ResortQuest Mainland and ResortQuest Hawaii.

(b)	Reflects the elimination of income from unconsolidated companies related to the investment in Bass Pro.

(c)	Reflects the income tax effects of adjustment (a) and (b).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAYLORD ENTERTAINMENT COMPANY

Date: June 6, 2007	By:	/s/ Carter R. Todd
	Name:	Carter R. Todd
	Title:	Senior Vice President, General Counsel and Secretary